Exhibit 10.3

SHAREHOLDER SUPPORT AGREEMENT

This SHAREHOLDER SUPPORT AGREEMENT (this “Agreement”), dated as of April 17, 2023, is made by and among Anzu Special Acquisition Corp I, a Delaware corporation (“SPAC”), Envoy Medical Corporation, a Minnesota corporation (the “Company”), and the holder of Company Capital Stock listed on Schedule A hereto (each, a “Holder” and, collectively, the “Holders”). SPAC, the Company, and the Holders shall be referred to herein from time to time collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, contemporaneously with the execution of this Agreement, SPAC, the Company, and Envoy Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of SPAC (“Merger Sub”), shall enter into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”);

WHEREAS, Holder is the record and beneficial owner of all of the issued and outstanding shares of Company Capital Stock identified on Schedule A attached hereto (the “Subject Shares”);

WHEREAS, the Business Combination Agreement contemplates that the Parties will enter into this Agreement concurrently with the execution and delivery of the Business Combination Agreement by the parties thereto, pursuant to which, among other things, Holder will vote in favor of approval of the adoption of the Business Combination Agreement and the approval of the Merger and the other transactions contemplated thereby (collectively, the “Company Proposals”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1)            Agreement to Vote. During the period commencing on the date hereof and ending on the earliest to occur of (a) the Effective Time and (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 9.01 thereof (the “Expiration Time”), each Holder hereby irrevocably and unconditionally agrees (a) to vote, at any meeting of the shareholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting however called and including any adjournment or postponement thereof), and in any action by written resolution of the shareholders of the Company, all of the Subject Shares and any other equity securities of the Company that such Holder holds of record or beneficially as of the date of this Agreement (as identified on Schedule A attached hereto) or acquires record or beneficial ownership after the date hereof, including any securities convertible into or exercisable or exchangeable for shares of Company Capital Stock (collectively, the “Subject Company Equity Securities”), (i) in favor of the Company Proposals; (ii) to authorize and approve any amendment or amendments to the Company Articles of Incorporation or other organizational documents of the Company that are reasonably necessary for purposes of effecting the Transactions contemplated by the Business Combination Agreement, and (iii) against, and withhold consent with respect to, (A) any issuance or acquisition of shares of capital stock or other equity securities of the Company, merger, purchase of all or substantially all of the Company’s assets or other business combination transaction involving the Company (other than the Business Combination Agreement and the Merger), (B) any change in the business, management or board of directors of the Company (other than in connection with the Business Combination Agreement and the Transactions) and (C) any other matter, action or proposal that would reasonably be expected to (x) result in a breach of any of the Company’s covenants, agreements or obligations under the Business Combination Agreement, (y) result in any of the conditions to the Closing set forth in Section 8.01 or Section 8.02 of the Business Combination Agreement not being satisfied or (z) impede, frustrate, prevent or nullify any provision of this Agreement or the Business Combination Agreement or any of the transactions contemplated hereby or thereby; and (b) if a meeting is held in respect of the matters set forth in clause (a), to appear at the meeting, in person or by proxy, or otherwise cause all of Holder’s Subject Company Equity Securities to be counted as present thereat for purposes of establishing a quorum.

2)            Transfer of Shares. Hereinafter until the Expiration Time, each Holder hereby agrees that such Holder shall not (a) sell, assign, transfer (including by operation of law), place a lien on, pledge, hypothecate, grant an option to purchase, distribute, dispose of or otherwise encumber any of its Subject Company Equity Securities or otherwise enter into any contract, option or other arrangement or undertaking to do any of the foregoing, (b) deposit any of its Subject Company Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of its Subject Company Equity Securities that conflicts with any of the covenants or agreements set forth in this Agreement, (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities, (d) take any action that would have the effect of preventing or materially delaying the performance of its obligations hereunder or (e) publicly announce any intention to effect any transaction specified in clause (a) through (d).

3)            New Securities. In the event that, during the period commencing on the date hereof and ending at the Expiration Time, (a) any Subject Company Equity Securities are issued to the Holder, (b) the Holder purchases or otherwise acquires beneficial ownership of any Subject Company Equity Securities or (c) the Holder acquires the right to vote or share in the voting of any Subject Company Equity Securities (collectively, the “New Securities”), then such New Securities acquired or purchased by the Holder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Company Equity Securities owned by the Holder as of the date hereof.

4)            Other Covenants.

a)                   Each Holder hereby agrees not to commence, join in, facilitate, assist, encourage or participate in, and agrees to take all actions necessary to opt out of, any claim, derivative or otherwise, against the Company, SPAC or any of their respective Affiliates (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (ii) alleging a breach of any fiduciary duty of the board of directors of the Company in connection with this Agreement, the Company Proposals, the Business Combination Agreement, or the transactions contemplated thereby.

b)                  Each Holder acknowledges and agrees that the Company and SPAC are entering into the Business Combination Agreement in reliance upon Holder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for Holder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement the Company and SPAC would not have entered into, or agreed to consummate the transactions contemplated by, the Business Combination Agreement.

c)                   Each Holder hereby, severally and not jointly, irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights (including any notice requirements related thereto) relating to the Merger that such Holder or any other Person may have by virtue of, or with respect to, any Subject Company Equity Securities owned by any Holder (including all rights under Sections 471 and 473 of the Minnesota Business Corporation Act).

d)                  Each Holder hereby consents to the publication and disclosure in the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by SPAC or the Company to any Governmental Authority or to securityholders of SPAC) of such Holder’s identity and beneficial ownership of Company Capital Stock and the nature of such Holder’s commitments, arrangements, and understandings under and relating to this Agreement and, if deemed appropriate by SPAC or the Company, a copy of this Agreement. Each Holder will promptly provide any information reasonably requested by SPAC or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

5)             Representations and Warranties. Each Holder represents and warrants to the Company and SPAC as follows:

a)                   If such Holder is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of Agreement and the consummation of the transactions contemplated hereby are within such Holder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of the Holder. If such Holder is an individual, such Holder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by Holder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of Holder, enforceable against Holder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the Holder.

b)                  The execution and delivery of this Agreement by Holder does not, and the performance by Holder of his, her or its obligations hereunder will not, (i) if Holder is not an individual, conflict with or result in a violation of the organizational documents of Holder or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any contract binding upon Holder or Holder’s Subject Company Equity Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Holder of its, his or her obligations under this Agreement.

c)                   Holder has not entered into, and shall not enter into or otherwise amend, any contract or other agreement that would result in the restriction, limitation or interference with the performance of Holder’s obligations hereunder.

d)                  Holder is the record and beneficial owner of all of its Subject Company Equity Securities, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such securities), other than pursuant to this Agreement and the Company's Articles of Incorporation, or any applicable securities Laws

e)                   Holder is sophisticated in financial matters and is able to evaluate the risks and benefits of holding its Subject Company Equity Securities. Holder acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Holder’s own legal counsel, investment and tax advisors, and is not relying on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by the Business Combination Agreement.

f)                   There are no Actions pending against Holder or, to the knowledge of Holder, threatened against Holder, before (or, in the case of threatened Actions, that would be before) any Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Holder of Holder’s obligations under this Agreement.

g)                  No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by Holder.

6)                  Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and upon the earlier of (a) the Expiration Time and (b) as to each Holder, the written agreement of SPAC, the Company and such Holder. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to this Section 6 shall not affect any liability on the part of any Party for a willful breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud, and (ii) Sections 6 through 12 shall each survive the termination of this Agreement.

7)             No Recourse. Except for claims pursuant to the Business Combination Agreement or any other Transaction Agreement by any party(ies) thereto against any other party(ies) thereto, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Affiliate of the Company or any Affiliate of SPAC (other than Holders, on the terms and subject to the conditions set forth herein), and (b) none of the Affiliates of the Company or the Affiliates of SPAC (other than Holders, on the terms and subject to the conditions set forth herein) shall have any liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby.

8)            Waiver.

a)                   Each Holder (i) acknowledges that SPAC and the Company may possess or have access to material non-public information which has not been communicated to Holder; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against SPAC or the Company or any of their respective officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transactions contemplated by this Agreement, including any such claims arising under the securities or other laws, rules and regulations, and (iii) is aware that SPAC and the Company are relying on the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by the Business Combination Agreement and this Agreement.

b)                  Each Holder has read the Final Prospectus of SPAC, dated March 3, 2022 (the “SPAC Prospectus”), and understands that SPAC has established a “trust account,” initially in an amount of up to $420.0 million for the benefit of the “public shareholders” and the underwriters of SPAC’s initial public offering and that, except for (i) interest earned on the trust account that may be released to SPAC to pay any taxes it incurs, and (ii) interest earned by the trust account that may be released to SPAC from time to time to fund SPAC’s working capital and general corporate requirements, proceeds in the trust account will not be released until (A) the consummation of a Business Combination (as defined in the SPAC Prospectus) or (B) the dissolution and liquidation of SPAC if it is unable to consummate a Business Combination within the allotted time. For and in consideration of SPAC entering into this Agreement with Holders, each Holder hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the trust account (other than in connection with redemption rights or the dissolution of SPAC) (“Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with SPAC and will not seek recourse against the trust account for any reason whatsoever, other than in connection with redemption rights or the dissolution of SPAC.

9)            Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (with confirmation of receipt) or sent by a nationally recognized overnight courier service to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice made pursuant to this Section 10):

if to the SPAC:

Anzu Special Acquisition Corp I

12610 Race Track Road, Suite 250

Tampa, Florida

Attention: Whitney Haring-Smith

E-mail: whs@anzupartners.com

with a copy (which will not constitute notice) to:

Morrison & Foerster LLP

2100 L St. NW, Suite 900

Washington, DC 20037

Attention: Mitchell Presser; David Slotkin; Aly El Hamamsy

Email: mpresser@mofp.com; dslotkin@mofo.com; AElHamamsy@mofo.com if to the Company:

Envoy Medical Corporation
4875 White Bear Parkway
White Bear Lake, Minnesota 55110
Attention: Brent Lucas
Email: blucas@envoymedical.com

with a copy (which shall not constitute notice) to:

Fredrikson & Byron, P.A.
200 South Sixth Street; #4000
Minneapolis, MN 55402
Attention: Melodie Rose; Chris Melsha; Andrew Nick
Email: mrose@fredlaw.com; cmelsha@fredlaw.com; anick@fredlaw.com

If to a Holder, to such Holder’s address set forth in Schedule A.

10)          No Third- Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

11)          Further Assurances. From time to time, at either the SPAC’s or the Company’s request and without further consideration, the Holder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement or the consummation of the Merger or any of the other Transactions.

12)          Incorporation by Reference. Sections 1.03 (Construction), 9.04 (Amendment), 10.03 (Severability) 10.04 (Entire Agreement; Assignment), 10.06 (Governing Law), 10.07 (WAIVER OF JURY TRIAL), and 10.09 (Counterparts), and 10.11 (Specific Performance) of the Business Combination Agreement are incorporated herein by reference and shall apply to this Agreement mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

ANZU SPECIAL ACQUISITION CORP I

By
Name:
Title:

ENVOY MEDICAL CORPORATION

By
Name:
Title:

[SHAREHOLDER]

By
Name:
Title:

[Signature Page to Company Shareholder Support Agreement]

Schedule A

Holder Subject Company Equity Securities